  Exhibit 99.1

 Sanara MedTech Inc. Announces the Appointment of Bob DeSutter to Its Board of Directors

FORT WORTH, TX / ACCESSWIRE / October 15, 2020 / Sanara MedTech Inc. Based in Fort Worth, Texas, Sanara MedTech Inc. ("Sanara" or the "Company") (OTCQB:SMTI), a provider of wound and skin care products and virtual consult services dedicated to improving patient outcomes, announced today that Bob DeSutter has been appointed to the Company's Board of Directors (the "Board"), effective October 12, 2020.

Ron Nixon, Sanara's Executive Chairman stated, "Bob is a great addition to our Board. He has a wealth of knowledge and experience in the medtech segment of the healthcare industry, and we believe that he will provide great judgement, insights, and disruptive thinking as we continue to execute on our long-term comprehensive wound and skin care strategy."

Bob DeSutter is a managing director in Piper Sandler healthcare investment banking. He has 27 years of healthcare investment banking experience at Piper Sandler and served as global group head from 2003 to 2018. Over that period, the group became one of the leading and most respected healthcare investment banking practices.

"I have been following Sanara's product cadence and growth for many years and am honored to join the Board and assist the Company in executing its strategy in the advanced wound and skin care markets," said DeSutter.

About Sanara MedTech Inc.

With a focus on improving patient outcomes through evidence-based healing solutions, Sanara MedTech Inc. markets and distributes wound and skin care products and services to physicians, hospitals, clinics, and all post-acute care settings. We are constantly seeking long-term strategic partnerships with a focus on products that produce efficacious outcomes at a lower overall cost. Our products are primarily sold in the North American advanced wound care and surgical tissue repair markets. Sanara MedTech markets and distributes CellerateRX® Surgical Activated Collagen® to the surgical markets as well as the following products to the wound care market: BIAKŌS™ Antimicrobial Skin and Wound Cleanser, HYCOL™ Hydrolyzed Collagen, and PULSAR II™ Advanced Wound Irrigation™ (AWI). In addition, Sanara is actively seeking to expand within its six focus areas of wound and skin care for the acute, post-acute, and surgical markets. The focus areas are debridement, biofilm removal, hydrolyzed collagen, advanced biologics, negative pressure wound therapy adjunct products, and the oxygen delivery system segment of the healthcare industry. For more information, visit SanaraMedTech.com.

Information about Forward-Looking Statements

The statements in this press release that do not constitute historical facts are "forward-looking statements," within the meaning of and subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. These statements may be identified by terms such as "may," "will," "would," "should," "expect," "plan," "anticipate," "could," "intend," "target," "project," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negatives of these terms, variations of these terms or other similar expressions. These forward-looking statements include statements regarding the development of new products and expansion of the Company's business in telehealth and wound care. These items involve risks, contingencies and uncertainties such as product demand, market and customer acceptance, the effect of economic conditions, competition, pricing, the ability to consummate and integrate acquisitions, and other risks, contingencies and uncertainties detailed in the Company's SEC filings, which could cause the Company's actual operating results, performance or business plans or prospects to differ materially from those expressed in, or implied by these statements. All forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to revise any of these statements to reflect the future circumstances or the occurrence of unanticipated events, except as required by applicable securities laws.

Investor Contact:
Callon Nichols
Director of Investor Relations
713-826-0524
CNichols@sanaramedtech.com

SOURCE: Sanara MedTech Inc.